UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2013

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	0-15940	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer of incorporation)
File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 19, 2013, Uniprop Manufactured Housing Communities Income Fund II, a Michigan Limited Partnership (the “Registrant”) closed on the refinancing of the first mortgage loans secured by Sunshine Village, located in Davie, FL and West Valley, located in Las Vegas, NV with a new lender, namely Cantor Commercial Real Estate. The gross loan amount secured by the first mortgage on the Sunshine Village property is $6,720,000. The gross loan amount secured by the first mortgage on the West Valley property is $12,600,000. The interest rate on both loans is 5.09% fixed for ten years, and the amortization period for both loans is twenty-five years.

To satisfy the requirements of Cantor Commercial Real Estate, the ownership of the fee title of each of the properties was transferred into bankruptcy remote special purpose entities. The fee title to the Sunshine Village real property is now held by Sunshine Village MHP, LLC. The fee title to the West Valley real property is now held by West Valley MHP, LLC. Both of these entities are wholly owned by IF II, Holdings, LLC, a newly formed holding company which is wholly owned by the Registrant. Sunshine Village MHP, LLC, West Valley MHP, LLC and IF II, Holdings, LLC are all disregarded entities for Federal Income Tax purposes.

The ownership transfers were made solely to meet the requirements of the lender and do not change the beneficial or economic ownership by the Registrant. In addition, to facilitate credit approval from the lender, Roger Zlotoff, President of Uniprop AM, LLC and his spouse provided a “Guaranty of Recourse Obligations” for both loans. The Board of Directors has approved a guaranty fee of twenty thousand dollars per year for Sunshine Village and thirty-seven thousand dollars per year for West Valley. This fee effectively adds 30 basis points to the annual cost of the financing. Net closing proceeds (after deducting the payoff of the prior mortgage and the payment of closing costs and fees to third parties) were $2,686,651.19 and $4,478,977.68 for Sunshine Village and West Valley, respectively. The net loan proceeds have been added to cash reserves of the Registrant.

The other five properties owned by the Registrant were recently re-financed with Standard Insurance Corporation or “StanCorp” by accepting the interest rate re-set option. The interest rate on those five loans is 5.00% and the amortization period is twenty years. Another rate re-set option is available in five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
(Registrant)

Dated: July 26, 2013

By:	Genesis Associates Limited Partnership,

General Partner

By:	Uniprop Inc., its Managing General Partner

By: /s/ Roger Zlotoff

Roger Zlotoff, Principal Executive Officer

President & Chief Executive Officer of Uniprop Inc.